Exhibit 99.1

Anworth Mortgage Asset Corporation Reports Earnings of $0.05 Per Share
                      for First Quarter of 2007

    SANTA MONICA, Calif.--(BUSINESS WIRE)--May 7, 2007--For the quarter ended March 31, 2007 and based on a weighted average of 45.6 million fully diluted shares outstanding, Anworth Mortgage Asset Corporation (NYSE:ANH) announced today unaudited net income to common stockholders of $2.4 million, or $0.05 per share.

    This income per share benefited from the accounting for the first quarter Series A Preferred Stock dividend in the recent fourth quarter in the amount of approximately $0.02 per share.

    Anworth's investments consist of the following portfolios: Agency mortgage-backed securities ("Agency MBS"); Non-Agency mortgage-backed securities ("Non-Agency MBS"); residential real estate loans owned by Belvedere Trust Mortgage Corporation ("BT Residential Loans"); and other mortgage-backed securities owned by Belvedere Trust Mortgage Corporation ("BT Other MBS"). Belvedere Trust Mortgage Corporation, or Belvedere Trust, is a wholly-owned subsidiary of Anworth.

    At March 31, 2007, the Agency MBS portfolio was approximately $4.99 billion and was allocated as follows: 26% Agency adjustable-rate mortgages; 55% Agency hybrid adjustable-rate mortgages; 18% Agency fixed-rate MBS; and less than 1% Agency floating-rate collateralized mortgage obligations, or CMOs.

    At March 31, 2007, the Non-Agency MBS portfolio was approximately $118 million, consisting of floating-rate CMOs at a current yield of 5.58% that were acquired at par value.

    At March 31, 2007, the current yield on the Anworth's Agency MBS portfolio was 5.61% based on a weighted average coupon of 5.69% divided by the average amortized cost of 101.44%. The quarter-end unamortized premium was $71 million, or 1.4% of the par value. During the quarter ended March 31, 2007, the expense of amortizing the Agency securities premium (based on prepayments and scheduled payments) was $5.9 million, compared to $6.5 million during the quarter ended December 31, 2006. During the quarter ended March 31, 2007, the constant prepayment rate (or "CPR") of the Agency MBS and Non-Agency MBS was 24% and the CPR of the adjustable-rate and hybrid adjustable-rate Agency MBS was 25.9%. For the Agency MBS and Non-Agency MBS adjustable-rate mortgage and hybrid assets, the weighted average term to the next interest rate reset date was 29 months.

    At March 31, 2007, Belvedere Trust did not have any residential mortgage loans held for securitization and securitized mortgage loans were $1.53 billion. Belvedere Trust's securitized loan portfolio consists of high credit-quality adjustable-rate and hybrid first-lien mortgage loans. At March 31, 2007, the average FICO score of Belvedere Trust's BT Residential Loans portfolio was 728 and the average loan-to-value was 72%.

    At March 31, 2007, Belvedere Trust's BT Other MBS portfolio consisted of $209 million backed by collateral that was 25% hybrid, 74% adjustable-rate and 0.3% fixed-rate mortgages. This amount includes approximately $8 million in securities that were retained from Belvedere Trust's first securitization (HYB1) (accounted for as a sale) consisting of $0.5 million in securities rated AAA, $6.2 million in other investment grade securities and $1.5 million in non-investment grade securities. The remaining balance of approximately $201 million was securities that were purchased from major issuers and consist of $43 million of securities rated from A+ to A-, $151 million of securities rated from BBB+ to BBB- and $7 million in non-investment grade securities. At March 31, 2007, the BT Other MBS portfolio that has been acquired from other issuers is backed by mortgage loans with an average FICO of 710 and an average LTV of 74%.

    During the quarter ended March 31, 2007, the CPR of Belvedere Trust's BT Residential Loans portfolio was 30% and the CPR of Belvedere Trust's BT Other MBS portfolio was 5%. At March 31, 2007, the weighted gross and net coupons on Belvedere Trust's BT Residential Loans portfolio were 6.23% and 5.87%, respectively. The difference between the gross and net weighted average coupons is due primarily to servicing fees. The weighted average coupon on Belvedere Trust's BT Other MBS portfolio was 6.47%. The average cost of Belvedere Trust's BT Residential Loans portfolio was 101.55% and the average cost of Belvedere Trust's BT Other MBS portfolio was 97.50%.

    Relative to Anworth's Agency MBS and Non-Agency MBS portfolios at March 31, 2007, the outstanding repurchase agreement balance was $4.61 billion with an average interest rate of 5.31% and an average maturity of 88 days. After adjusting for collateralized interest rate swap transactions, the average interest rate was 5.12% with an average maturity of 365 days.

    During the quarter ended March 31, 2007 and relative to average Agency MBS earning assets, interest income earned was 5.58%, amortization of premium was 0.47% and the average cost of funds was 5.24%, resulting in an interest rate spread of (0.13)%. Anworth's first quarter was driven by a growing interest rate spread which increased by 17 basis points from the previous quarter.

    The financing of Belvedere Trust's BT Residential Loans and BT Other MBS portfolios included mortgage-backed securities issued of $1.35 billion and repurchase agreements of $301 million. At March 31, 2007, the weighted average coupon on the mortgage-backed securities issued was 5.02% and the weighted average borrowing rate on Belvedere Trust's repurchase agreements was 5.13%.

    During the quarter ended March 31, 2007, Anworth's average equity investment in Belvedere Trust was $100 million and Belvedere Trust generated a net profit of $0.3 million.

    Total stockholders' equity at March 31, 2007 was $494 million, consisting of Series A Preferred Stock liquidating value of approximately $47 million and common stockholders' equity of approximately $445 million. The common stockholders' equity of $447 million less approximately $1.9 million in offering costs on the Series B Preferred Stock resulted in a book value per share of $9.75 based on 45.6 million shares of common stock outstanding at March 31, 2007.

    Average common stockholders' equity for the quarter ended March 31, 2007 was $445 million.

    Commenting on Anworth's operations, Lloyd McAdams, Anworth's Chairman, President and Chief Executive Officer, stated, "The continued improvement in our operations is largely the result of (1) interest rates on assets increasing more than the cost of the associated financing (2) slower mortgage prepayment rates and (3) the proceeds from our recent convertible preferred offering being invested at yields higher than the cost of this capital. Our book value was unchanged during the quarter as our Agency portfolio market value increased by approximately the same amount as the BT Other MBS portfolio declined in value even though the credit support for the BT Other MBS portfolio was unchanged during the quarter."

    About Anworth Mortgage Asset Corporation

    Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities. Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. Through its wholly-owned subsidiary, Belvedere Trust Mortgage Corporation, Anworth also invests in high quality jumbo adjustable-rate mortgages and finances these loans though securitizations.

    Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995

    This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, increases in default rates of the mortgage loans acquired by our mortgage loan subsidiaries, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management's ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.


         ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS
               (in thousands, except per share amounts)

                                               March 31,  December 31,
                                                 2007         2006
                                              ----------- ------------
                                              (unaudited)
ASSETS
          Agency MBS:
                    Agency MBS pledged to
                     counterparties at fair
                     value                    $4,791,656   $4,449,129
                    Agency MBS at fair value     202,229      229,778
                                              ----------- ------------
                                               4,993,885    4,678,907
          Non-Agency MBS:
                    Non-Agency MBS pledged to
                     counterparties at fair
                     value                       109,821      104,508
                    Non-Agency MBS at fair
                     value                         8,443        2,515
                                              ----------- ------------
                                                 118,264      107,023
          BT Other MBS:
                    BT Other MBS pledged to
                     counterparties at fair
                     value                       205,052      147,644
                    BT Other MBS at fair
                     value                         4,017       15,155
                                              ----------- ------------
                                                 209,069      162,799

          BT Residential Loans                 1,526,976    1,682,522
                    Allowance for loan losses     (1,970)      (1,608)
          Cash and cash equivalents                  354          175
          Interest and dividends receivable       35,939       35,523
          Derivative instruments at fair
           value                                   8,872       11,757
          Prepaid expenses and other              20,388       10,291
                                              ----------- ------------
                                              $6,911,777   $6,687,389
                                              =========== ============

LIABILITIES AND STOCKHOLDERS' EQUITY
          Liabilities:
                    Accrued interest payable  $   75,922   $   69,106
                    Repurchase agreements
                     (Anworth)                 4,614,171    4,329,921
                    Repurchase agreements
                     (Belvedere Trust)           301,106      275,733
                    MBS issued                 1,346,767    1,471,724
                    Junior subordinated notes     37,380       37,380
                    Derivative instruments at
                     fair value                   10,587        6,877
                    Dividends payable on
                     Series A Cumulative
                     Preferred Stock               1,011        2,022
                    Dividends payable on
                     Series B Cumulative
                     Convertible Preferred
                     Stock                           324            -
                    Dividends payable on
                     common stock                      -          912
                    Accrued expenses and
                     other                         3,828        2,624
                                              ----------- ------------
                                              $6,391,096   $6,196,299
                                              ----------- ------------
          Minority interest                   $       78   $       88
                                              ----------- ------------
          Series B Cumulative Convertible
           Preferred Stock: par value $0.01
           per share; liquidation preference
$25.00 per share; 1,150 and 0 shares issued
 and outstanding, respectively                $   26,866   $        -
                                              ----------- ------------

          Stockholders' Equity:
                    Series A Cumulative
                     Preferred Stock: par
                     value $0.01 per share;
                     liquidation preference
                     $25.00
per share; 1,876 and 1,876 shares issued and
 outstanding, respectively                    $   45,397   $   45,397
                    Common Stock: par value
                     $0.01 per share;
                     authorized 100,000
                     shares, 45,616 and 45,609
issued and outstanding, respectively                 456          456
                    Additional paid-in
                     capital                     525,896      525,607
                    Accumulated other
                     comprehensive loss
                     consisting of unrealized
                     losses and gains            (45,429)     (45,435)
                    Accumulated deficit          (32,583)     (35,023)
                                              ----------- ------------
                                              $  493,737   $  491,002
                                              ----------- ------------
                                              $6,911,777   $6,687,389
                                              =========== ============

         ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF INCOME
             (in thousands, except for per share amounts)
                             (unaudited)

                                                    Three Months Ended
                                                        March 31,
                                                       2007     2006
                                                    --------- --------

Interest income net of amortization of premium and
 discount:
          Interest on Agency MBS                     $62,167  $46,220
          Interest on Non-Agency MBS                   1,682        -
          Interest on BT Other MBS                     3,610    2,850
          Interest on BT Residential Loans            19,080   26,342
                                                    --------- --------
                                                      86,539   75,412
                                                    --------- --------
Interest expense:
          Interest expense on repurchase agreements
           (Anworth)                                  59,016   42,121
          Interest expense on repurchase agreements
           (Belvedere Trust)                           3,746    4,254
          Interest expense on whole loan financing
           facilities                                      -        3
          Interest expense on MBS issued              17,930   23,824
          Interest expense on junior subordinated
           notes                                         794      690
                                                    --------- --------
                                                      81,486   70,892
                                                    --------- --------
Net interest income                                    5,053    4,520
                                                    --------- --------
Gain on sale of BT Other MBS                             185        -
Loss on sale of BT Residential Loans                       -       (5)
Expenses:
           Compensation and benefits                    (908)    (866)
           Compensation - amortization of
            restricted stock                            (207)     (75)
           Provision for loan losses                    (428)    (188)
           Other expenses                               (941)  (1,068)
                                                    --------- --------
Total expenses                                        (2,484)  (2,197)
                                                    --------- --------
Income from operations before minority interest        2,754    2,318
                                                    --------- --------
Minority interest in net loss of a subsidiary             10       49
                                                    --------- --------
Net income                                           $ 2,764  $ 2,367
Dividend on Series A Cumulative Preferred Stock(1)   $     -  $     -
                                                    --------- --------
Dividend on Series B Cumulative Convertible
 Preferred Stock                                     $  (324) $     -
                                                    --------- --------
Net income available to common stockholders          $ 2,440  $ 2,367
                                                    --------- --------
Basic earnings per common share                      $  0.05  $  0.05
                                                    --------- --------
Weighted average number of shares outstanding         45,614   45,388
                                                    --------- --------
Diluted earnings per common share                    $  0.05  $  0.05
                                                    --------- --------
Weighted average number of diluted shares
 outstanding                                          45,614   45,401
                                                    --------- --------

(1) The three months ended March 31, 2006 is as adjusted to properly record the Series A Cumulative Preferred Stock dividend based on declaration date as opposed to the quarter to which it relates.


    CONTACT: Anworth Mortgage Asset Corporation
             John T. Hillman, (310) 255-4438 or (310) 255-4493